UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                     Date of Report:  April 4, 2003
                    (Date of earliest event reported)

                               3M COMPANY
        (Exact name of registrant as specified in its charter)

                            File No. 1-3285
                        (Commission File Number)

                Delaware                            41-0417775
        (State of incorporation)              (I.R.S. Employer
                                         Identification Number)

         3M Center                               55144-1000
         St. Paul, Minnesota                     (Zip Code)
               (Address of principal executive offices)

                Registrant's telephone, including area code:
                            (651) 733-1110

ITEM 9.  REGULATION FD DISCLOSURE

BUSINESS SEGMENTS
Supplemental Unaudited New Business Segments Reporting
Effective January 1, 2003:

As more fully described in 3M's 2002 Annual Report on Form 10-K, in September 2002, 3M announced it would strategically realign its organization for faster growth and a closer focus on markets and customers. This realignment resulted in seven reportable business segments compared to the current structure of six reportable business segments. These structural changes were driven by 3M's strategic planning process and represent an important step toward access to its larger and faster-growing markets. Executive vice president appointments were effective October 1, 2002, but a three-month transition period was provided to realign the existing organization to the new structure. Internal management reporting for the new reportable business segments commenced January 1, 2003.

3M provided in its "Management's Discussion and Analysis of Financial Condition and Results of Operations" section in its 2002 Annual Report on Form 10-K supplemental financial information related to these new business segments on an annual basis. This information was provided on a supplemental basis as the company did not operate under this new structure for these periods, and has only operated under this new structure since January 1, 2003.

3M is including in this Current Report on Form 8-K supplemental unaudited financial information on both an annual and quarterly basis for the years ended December 31, 2002, 2001 and 2000 reflecting the historical realigned segments. This supplemental financial information is being provided for the respective years to show the results on an interim basis for the realigned segments. The company did not operate under the realigned segments structure for any of these periods and will begin to report comparative results under the new structure with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.


Supplemental Unaudited Financial Information:

NET SALES               First    Second     Third    Fourth      Total
(Millions)            Quarter   Quarter   Quarter   Quarter       Year
-----------------------------------------------------------------------
Health Care
2002                   $  845    $  896    $  901    $  918    $ 3,560
2001                      798       820       818       865      3,301
2000                      736       761       744       766      3,007

Industrial
2002                   $  753    $  804    $  797    $  793    $ 3,147
2001                      859       804       758       742      3,163
2000                      909       894       894       851      3,548

Consumer and Office
2002                   $  569    $  602    $  628    $  645    $ 2,444
2001                      654       621       630       618      2,523
2000                      670       671       723       689      2,753

Display and Graphics
2002                   $  505    $  582    $  572    $  569    $ 2,228
2001                      498       526       504       469      1,997
2000                      472       505       516       474      1,967

Electro and
 Communications
2002                   $  444    $  479    $  460    $  448    $ 1,831
2001                      591       565       497       454      2,107
2000                      491       623       636       648      2,398

Safety, Security and
 Protection Services
2002                   $  413    $  445    $  423    $  405    $ 1,686
2001                      413       415       421       390      1,639
2000                      415       434       400       366      1,615

Transportation
2002                   $  349    $  339    $  351    $  349    $ 1,388
2001                      350       320       324       312      1,306
2000                      370       340       342       325      1,377

Corporate and
 Unallocated
2002                   $   12    $   14    $   11    $   11    $    48
2001                        1         2         9         6         18
2000                        6         9         9        10         34

Total Company
2002                   $3,890    $4,161    $4,143    $4,138    $16,332
2001                    4,164     4,073     3,961     3,856     16,054
2000                    4,069     4,237     4,264     4,129     16,699


Supplemental Unaudited Financial Information:

OPERATING INCOME        First    Second     Third    Fourth      Total
(Millions)            Quarter   Quarter   Quarter   Quarter       Year
-----------------------------------------------------------------------
Health Care
2002                   $  220    $  213    $  224    $  243    $   900
2001                      162       188       189       214        753
2000                      191       156       162       158        667

Industrial
2002                   $  111    $  131    $  130    $  115    $   487
2001                      151       116       105        85        457
2000                      170       156       169       146        641

Consumer and Office
2002                   $  105    $  108    $  121    $  114    $   448
2001                      109        96       116        89        410
2000                      105       100       130       102        437

Display and Graphics
2002                   $  117    $  146    $  142    $  129    $   534
2001                       88       120        95        69        372
2000                      122       126       125       101        474

Electro and
 Communications
2002                   $   52    $   79    $   67    $   55    $   253
2001                       68        76        43        28        215
2000                       88       103       109        99        399

Safety, Security and
 Protection Services
2002                   $   86    $   92    $   89    $   71    $   338
2001                       77        75        82        68        302
2000                       71        80        67        47        265

Transportation
2002                   $   85    $   80    $   88    $   80    $   333
2001                       86        61        65        58        270
2000                       85        67        69        58        279

Corporate and
 Unallocated
2002                   $  (63)   $ (163)   $  (10)   $  (11)   $  (247)
2001                       (4)     (398)      (75)      (29)      (506)
2000                      (17)      (11)      (12)      (64)      (104)

Total Company
2002                   $   713   $  686    $  851    $  796    $ 3,046
2001                       737      334       620       582      2,273
2000                       815      777       819       647      3,058


As more fully described and consistent with the information provided in 3M's 2002 Annual Report on Form 10-K, all periods presented reflect the January 1, 2002, adoption of Emerging Issues Task Force Issue No. 00-25, "Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products." This adoption resulted in a reclassification of approximately $25 million of advertising expenses from selling, general and administrative expenses to net sales for 2001 and 2000, with no impact on operating income. This reclassification resulted in a reduction in both advertising expenses and net sales for these years.

Operating income in 2002 included restructuring charges recorded in Corporate and Unallocated of $202 million ($148 million in the second quarter, and $54 million in the first quarter).

Operating income in 2001 included net charges of $504 million ($15 million in the fourth quarter, $69 million in the third quarter, $397 million in the second quarter, and $23 million in the first quarter) related to the restructuring plan, acquisition-related costs, a reversal of a 1999 litigation accrual, and a gain related to the net impact of the sale and write-down of available-for-sale equity securities. These net charges were recorded in Corporate and Unallocated, except for acquisition-related costs in the first quarter that totaled $23 million ($10 million recorded in Health Care; $7 million in Display and Graphics; and $6 million in Electro and Communications).

Operating income in 2000 included net losses of $23 million ($74 million loss in the fourth quarter, a $1 million net gain in the third quarter, and a $50 million gain in the first quarter). This included $168 million related to the company's phase-out of perfluorooctanyl-based chemistry products (recorded in Corporate and Unallocated), a $20 million write-down of corporate and unallocated assets, and $20 million of other charges ($13 million related to acquisitions in the Electro and Communications segment; $6 million in the fourth quarter and $7 million in the third quarter). Operating income gains in 2000 of $135 million were largely related to corporate and unallocated asset dispositions, principally the sale of available-for-sale equity securities. Operating income in the first quarter also included a $50 million gain from the termination of a product distribution agreement in the Health Care segment.

                             SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             3M COMPANY

                        By: /s/  Gregg M. Larson
                            --------------------
                            Gregg M. Larson,
                            Secretary

Dated:  April 4, 2003